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                                                           EXHIBIT NO. 9(D)(III)

                                    FORM OF

                        SHAREHOLDER SERVICING AGREEMENT

         THIS AGREEMENT, by and between: (i) each of the trusts listed on the signature page hereof or which may be added to this Agreement by execution of a counterpart signature page hereto at a subsequent date pursuant to a vote of such trust's Trustees (individually, the "Trust") and (ii) The Landmark Funds Broker-Dealer Services, Inc. (the "Financial Institution"), a Massachusetts corporation, with its principal place of business at 6 St. James Avenue, Boston, Massachusetts 02116, as a shareholder servicing agent hereunder (the "Agent");

         WITNESSETH:

         WHEREAS, all transactions in Shares of Beneficial Interest of the Trust or of any series now existing or later created of the Trust ("Shares") may be made only by investors who are customers of, and using the services of, a financial institution as defined in the then-current prospectus of the Trust, which has entered into a shareholder servicing agreement with the Trust; and

         WHEREAS, the Financial Institution wishes to make it possible for its customers (the "Customers") to purchase Shares and wishes to act as the Customers' agent in performing certain administrative functions in connection with purchases, exchanges and redemptions of Shares from time to time upon the order and for the account of Customers and to provide related services to its Customers in connection with their investments in the Trust; and

         WHEREAS, it is in the interest of the Trust to make the services of the Agent available to Customers who are or may become shareholders of the Trust;

         NOW, THEREFORE, the Trust and the Financial Institution hereby agree as follows:

              1. APPOINTMENT. The Financial Institution, as Agent, hereby agrees to perform certain services for Customers as hereinafter set forth. The Agent's appointment hereunder is non-exclusive, and the parties recognize and agree that, from time to time, the Trust may enter into other shareholder servicing agreements, in writing, with other financial institutions.

               2. SERVICE TO BE PERFORMED.

              2.1 Type of Service. The Agent shall be responsible for performing shareholder account administrative and servicing functions, which shall include without limitation: (a) answering Customer inquiries regarding account status and history, the manner in which purchases, exchanges and redemptions of the Shares may be effected, and certain other matters pertaining to the Trust; (b) assisting Customers in designating and changing dividend options, account designations and addresses; (c) providing necessary personnel and facilities to establish and maintain certain shareholder accounts and records, as may reasonably be requested from time to time by the Trust; (d) assisting in processing purchases, exchange and redemption transactions; (e) arranging for the wiring of funds; (f) transmitting and receiving funds in connection with Customer orders to purchase, exchange or redeem Shares; (g) verifying and guaranteeing Customer signatures in connection with redemption orders, transfers among and changes in Customer-designated accounts; (h) providing periodic statements showing a Customer's account balances and, to the extent practicable, integration of such information with information concerning other client transactions otherwise effected with or through the Financial Institution; (i) furnishing on behalf of the Trust's distributor (either separately or on an integrated basis with other reports sent to a Customer by the Agent) periodic statements and confirmations of all purchases, exchanges and redemptions of Shares in a Customer's account required by applicable federal or state law, all such confirmations and statements to conform to Rule 10b-10 under the Securities Exchange Act of 1934 and other applicable federal or state law; (j) transmitting proxy statements, annual reports, updating prospectuses and other communications from the Trust to Customers; (k) receiving, tabulating and transmitting to the Trust proxies executed by Customers with respect to annual and special meetings of shareholders of the Trust;
         (l) providing reports (at least monthly, but more frequently if so requested by the Trust's distributor) containing state-by-state listings of the principal residences of the beneficial owners of the Shares; and (m) providing such other related services as the Trust or a Customer may reasonably request. The Agent shall provide all personnel and facilities to perform the functions described in this paragraph with respect to its Customers.

              2.2 Standard of Services. All services to be rendered by the Agent hereunder shall be performed in a professional, competent and timely manner. The details of the operating standards and procedures to be followed by the Agent in performance of the services described above shall be determined from time to time by agreement between the Agent and the Trust. The Trust acknowledges that the Agent's ability to perform on a timely basis certain of its obligations under this Agreement depends upon the Trust's timely delivery of certain materials and/or information to the Agent. The Trust agrees to use its best efforts to provide such materials to the Agent in a timely manner.

               3. FEES.

              3.1 Fees from the Trust. In consideration for the services described in Section 2 hereof and the incurring of expenses in connection therewith, the Agent shall receive fees to be paid in arrears periodically (but in no event less frequently than semi-annually) determined by agreement between the Trust and the Agent. For purposes of determining the fees payable to the Agent hereunder, the value of the Trust's net assets shall be computed in the manner specified in the Trust's then-current prospectus for computation of the net asset value of the Trust's Shares. The above fees constitute all fees to be paid to the Agent by the Trust with respect to the transactions contemplated hereby.

              3.2 Fees from Customers. It is agreed that the Financial Institution may impose certain conditions on Customers, in addition to or different from those imposed by the Trust, such as requiring a minimum initial investment or charging Customers direct fees for the same or similar services as are provided hereunder by the Financial Institution as Agent (which fees may either relate specifically to the Financial Institution's services with respect to the Trust or generally cover services not limited to those with respect to the Trust). The Financial Institution shall bill Customers directly for such fees. In the event the Financial Institution charges Customers such fees, it shall notify the Trust in advance and make appropriate prior written disclosure (such disclosure to be in accordance with all applicable laws) to Customers of any such fees charged to the Customer. To the extent required by applicable rules and regulations of the Securities and Exchange Commission, the Trust shall make written disclosure of the fees paid or to be paid to the Agent pursuant to Section 3.1 of this Agreement. It is understood, however, that in no event shall the Financial Institution have recourse or access as Agent or otherwise to the account of any shareholder of the Trust except to the extent expressly authorized by law or by such shareholder, or to any assets of the Trust, for payment of any direct fees referred to in this Section 3.2.

               4. INFORMATION PERTAINING TO THE SHARES. The Agent and its officers, employees and agents are not authorized to make any representations concerning the Trust or the Shares to Customers or prospective Customers, excepting only accurate communication of any information provided by or on behalf of any administrator of the Trust or any distributor of the Shares or any factual information contained in the then-current prospectus relating to the Trust or to any series of the Trust. In furnishing such information regarding the Trust or the Shares, the Agent shall act as agent for the Customer only and shall have no authority to act as agent for the Trust. Advance copies or proofs of all materials which are generally circulated or disseminated by the Agent to Customers or prospective Customers which identify or describe the Trust shall be provided to the Trust at least 10 days prior to such circulation or dissemination (unless the Trust consents in writing to a shorter period), and such materials shall not be circulated or disseminated or further circulated or disseminated at any time after the Trust shall have given written notice within such 10 day period to the Agent of any objection thereto.

               Nothing in this Section 4 shall be construed to make the Trust liable for the use (as opposed to the accuracy) of any information about the Trust which is disseminated by the Agent.

               5. USE OF THE AGENT'S NAME. The Trust shall not use the name of the Agent, (the Financial Institution or any of its affiliates or subsidiaries) in any prospectus, sales literature or other material relating to the Trust in a manner not approved by the Agent prior thereto in writing; provided, however, that the approval of the Agent shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided, further, that in no event shall such approval be unreasonably withheld or delayed.

               6. USE OF THE TRUST'S NAME. The Agent shall not use the name of the Trust on any checks, bank drafts, bank statements or forms for other than internal use in a manner not approved by the Trust prior thereto in writing; provided, however, that the approval of the Trust shall not be required for the use of the Trust's name in connection with communications permitted by Section 4 hereof or (subject to Section 4, to the extent the same may be applicable) for any use of the Trust's name which merely refers in accurate and factual terms to the Trust in connection with the Agent's role hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided, further, that in no event shall such approval be unreasonably withheld or delayed.

               7. SECURITY. The Agent represents and warrants that to the best of its knowledge, the various procedures and systems which it has implemented (including provision for twenty-four hours a day restricted access) with regard to safeguarding from loss or damage attributable to fire, theft or any other cause the Trust's records and other data and the Agent's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as in its judgment are required for the secure performance of its obligations hereunder. The parties shall review such systems and procedures on a periodic basis, and the Trust shall from time to time specify the types of records and other data of the Trust to be safeguarded in accordance with this Section 7.

               8. COMPLIANCE WITH LAWS. The Agent shall comply with all applicable federal and state laws and regulations, including securities laws. The Agent represents and warrants to the Trust that the performance of all its obligations hereunder will comply with all applicable laws and regulations, the provisions of its charter documents and by-laws and all material contractual obligations binding upon the Agent. The Agent furthermore undertakes that it will promptly, after the Agent becomes so aware, inform the Trust of any change in applicable laws or regulations (or interpretations thereof) or in its charter or by-laws or material contracts which would prevent or impair full performance of any of its obligations hereunder.

               9. REPORTS. To the extent requested by the Trust from time to time, the Agent agrees that it will provide the Treasurer of the Trust with a written report of the amounts expended by the Agent pursuant to this Agreement and the purposes for which such expenditures were made. Such written reports shall be in a form satisfactory to the Trust and shall supply all information necessary for the Trust to discharge its responsibilities under applicable laws and regulations.

              10. RECORD KEEPING.

              10.1 Section 31(a). The Agent shall maintain records in a form reasonably acceptable to the Trust and in compliance with applicable laws and the rules and regulations of the Securities and Exchange Commission, including but not limited to the record-keeping requirements of Section 31(a) of the Investment Company Act of 1940, as amended (the "1940 Act") and the rules thereunder. Such records shall be deemed to be the property of the Trust and will be made available, at the Trust's request, for inspection and use by the Trust, representatives of the Trust and governmental authorities. The Agent agrees that, for so long as it retains any records of the Trust, it will meet all reporting requirements pursuant to the 1940 Act and applicable to the Agent with respect to such records.

              10.2 Rules 17a-3 and 17a-4. The Agent shall maintain accurate and complete records with respect to services performed by the Agent in connection with the purchase and redemption of Shares. Such records shall be maintained in form reasonably acceptable to the Trust and in compliance with the requirements of Rules 17a-3 and 17a-4 under the Securities Exchange Act of 1934, as amended, pursuant to which any dealer of the Shares must maintain certain records. All such records maintained by the Agent shall be the property of such dealer and will be made available for inspection and use by the Trust or such dealer upon the request of either. The Agent shall file with the Securities and Exchange Commission and other appropriate governmental authorities, and furnish to the Trust and any such dealer copies of, all reports and undertakings as may be reasonably requested by the Trust or such dealer in order to comply with the said rules. If so requested by any such dealer, the Agent shall confirm to such dealer its obligations under this Section 10.2 by a writing reasonably satisfactory to such dealer.

              10.3 Identification, Etc. of Records. The Trust shall from time to time instruct the Agent in writing as to, and the Trust and the Agent shall periodically review, the records to be maintained and the procedures to be followed by the Agent in complying with the foregoing Sections 10.1 and 10.2 and Section 8 to the extent it relates to record-keeping required under federal securities laws and regulations. Notwithstanding the provisions of Section 8, the Agent shall be entitled to rely on such instructions.

              10.4 Transfer of Customer Data. In the event this Agreement is terminated or a successor to the Agent is appointed, the Agent shall, at the expense of the Trust, transfer to such designee as the Trust may direct a certified list of the shareholders of the Trust serviced by the Agent (with name, address and tax identification or Social Security number, if any), a complete record of the account of each such shareholder and the status thereof, and all other relevant books, records, correspondence, and other data established or maintained by the Agent under this Agreement. In the event this Agreement is terminated, the Agent will use its best efforts to cooperate in the orderly transfer of such duties and responsibilities, including assistance in the establishment of books, records and other data by the successor.

              10.5 Survival of Record-Keeping Obligations. The record-keeping obligations imposed in this Section 10 shall survive the termination of this Agreement for a period of three years.

              10.6 Obligations Pursuant to Agreement Only. Nothing in this
         Section 10 shall be construed to mean that the Agent would, by virtue of its role hereunder, be required under applicable law to maintain the records required to be maintained by it under this Section 10, but it is understood that the Agent has agreed to do so in order to enable the Trust and its dealer or dealers to comply with laws and regulations applicable to them.

              10.7 Agent's Rights to Copy Records. Anything in this Section 10 to the contrary notwithstanding, except to the extent otherwise prohibited by law, the Agent shall have the right to copy, maintain and use any records maintained by the Agent pursuant to this Section 10, except as otherwise prohibited by Sections 4 and 6 hereof.

              11. FORCE MAJEURE. The Agent shall not be liable or responsible for delays or errors by reason of circumstances beyond its reasonable control, including, but not limited to, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, Acts of God, insurrection, war, riots or failure of communication or power supply.

              12. INDEMNIFICATION.

              12.1 Indemnification of the Agent. The Trust will indemnify and hold the Agent harmless from all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) from any claim, demand, action or suit (collectively, "Claims") (a) arising in connection with misstatements or omissions in the Trust's Prospectus, actions or inactions by the Trust or any of its agents or contractors or the performance of the Agent's obligations hereunder and (b) not resulting from (i) the bad faith or negligence of the Agent, its officers, employees or agents, (ii) any breach of applicable law by the Agent, its officers, employees or agents, (iii) any action of the Agent, its officers, employees or agents which exceeds the legal authority of the Agent or its authority hereunder, or
         (iv) any error or omission of the Agent, its officers, employees or agents with respect to the purchase, redemption and transfer of Customers' Shares or the Agent's verification or guarantee of any Customer signature. Notwithstanding anything herein to the contrary, the Trust will indemnify and hold the Agent harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any Claim as a result of its acting in accordance with any written instructions reasonably believed by the Agent to have been executed by any person duly authorized by the Trust, or as a result of acting in reliance upon any instrument or stock certificate reasonably believed by the Agent to have been genuine and signed, countersigned or executed by a person duly authorized by the Trust, excepting only the gross negligence or bad faith of the Agent.

               In any case in which the Trust may be asked to indemnify or hold the Agent harmless, the Trust shall be advised of all pertinent facts concerning the situation in question and the Agent shall use reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present a claim for indemnification against the Trust. The Trust shall have the option to defend the Agent against any Claim which may be the subject of indemnification hereunder. In the event that the Trust elects to defend against such Claim, the defense shall be conducted by counsel chosen by the Trust and satisfactory to the Agent. The Agent may retain additional counsel at its expense. Except with the prior written consent of the Trust, the Agent shall not confess any Claim or make any compromise in any case in which the Trust will be asked to indemnify the Agent.

              12.2 Indemnification of the Trust. Without limiting the rights of the Trust under applicable law, the Agent will indemnify and hold the Trust harmless from all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) from any Claim (a) resulting from (i) the bad faith or negligence of the Agent, its officers, employees or agents, (ii) any breach of applicable law by the Agent, its officers, employees or agents, (iii) any action of the Agent, its officers, employees or agents which exceeds the legal authority of the Agent or its authority hereunder, or (iv) any error or omission of the Agent, its officers, employees or agents with respect to the purchase, redemption and transfer of Customers' Shares or the Agent's verification or guarantee of any Customer signature, and (b) not resulting from the Agent's actions in accordance with written instructions reasonably believed by the Agent to have been executed by any person duly authorized by the Trust, or in reliance upon any instrument or stock certificate reasonably believed by the Agent to have been genuine and signed, countersigned or executed by a person duly authorized by the Trust.

               In any case in which the Agent may be asked to indemnify or hold the Trust harmless, the Agent shall be advised of all pertinent facts concerning the situation in question and the Trust shall use reasonable care to identify and notify the Agent promptly concerning any situation which presents or appears likely to present a claim for indemnification against the Agent. The Agent shall have the option to defend the Trust against any Claim which may be the subject of indemnification hereunder. In the event that the Agent elects to defend against such Claim, the defense shall be conducted by counsel chosen by the Agent and satisfactory to the Trust. The Trust may retain additional counsel at its expense. Except with the prior written consent of the Agent, the Trust shall not confess any Claim or make any compromise in any case in which the Agent will be asked to indemnify the Trust.

              12.3 Survival of Indemnities. The indemnities granted by the parties in this Section 12 shall survive the termination of this Agreement.

              13. NOTICES. All notices or other communications hereunder to either party shall be in writing and shall be deemed sufficient if mailed to such party at the address of such party set forth in the preamble of this Agreement or at such other address as such party may have designated by written notice to the other.

              14. FURTHER ASSURANCES. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

              15. TERMINATION. This Agreement may be terminated by the Trust, without the payment of any penalty, at any time upon not more than 60 days' nor less than 30 days' notice, by a vote of a majority of the Board of Trustees of the Trust who are not "interested persons" of the Trust (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of the Administrative Services Plan (the "Plan"), to which this Agreement is related, this Agreement or any other agreement related to such Plan, or by "a vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Trust. The Agent may terminate this Agreement upon not more than 60 days' nor less than 30 days' notice to the Trust. The period of prior notice of termination shall be reduced to the extent necessary to comply with the effective date of any change in applicable laws or regulations (or interpretations thereof) which prevents or impairs full performance of the obligations set forth herein. Provided, however, in the event such period of prior notice is reduced, the terminating party shall give prompt notice of termination. Notwithstanding anything herein to the contrary, but except as provided in Section 19 of this Agreement, this Agreement may not be assigned and shall terminate automatically without notice to either party upon any assignment. Upon termination hereof, the Trust shall pay such compensation as may be due the Agent as of the date of such termination.

              16. CHANGES; AMENDMENTS. This Agreement may be changed or amended only by written instrument signed by both parties.

              17. LIMITATION OF SHAREHOLDER LIABILITY. The Agent hereby agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets and that the Agent shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Trust. It is further agreed that the Agent shall not seek satisfaction of any such obligations from the Board of Trustees or any individual Trustee of the Trust.

              18. DIVIDEND PAYMENT DATES. The Trust hereby agrees, with respect to any Trust that is a money market fund, that dividends otherwise payable to any Customer on the last business day of each month shall, to the extent required by the Agent, be distributed on such other date in each month as the Agent may designate as the dividend distribution date with respect to such Customer.

              19. SUBCONTRACTING BY AGENT. The Agent may, with the written approval of the Trust (such approval not to be unreasonably withheld or delayed), subcontract for the performance of the Agent's obligations hereunder with any one or more persons, including but not limited to any one or more persons which is an affiliate of the Agent; provided, however, that the Agent shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as it would be for its own acts or omissions. The Trust hereby approves the use of Boston Data Financial Services, Inc. as a subcontractor of the Agent hereunder.

              20. AUTHORITY TO VOTE. The Trust hereby confirms that, pursuant to the Declaration of Trust of the Trust, at any meeting of shareholders of the Trust or of any series of the Trust, the Agent is authorized to vote any Shares held in accounts serviced by the Agent and which are otherwise not represented in person or by proxy at the meeting, proportionately in accordance with the votes cast by holders of all Shares otherwise represented at the meeting in person or by proxy and held in accounts serviced by the Agent.

              21. COMPLIANCE WITH LAWS AND POLICIES; COOPERATION. The Trust hereby agrees that it will comply with all laws and regulations applicable to its operations and the Agent agrees that it will comply with all laws and regulations applicable to its operations hereunder and each party agrees from time to time to provide such certificates, information and access to its books, records and personnel as the other may reasonably request to confirm the foregoing. Each party understands that the other may from time to time adopt or modify policies relating to the subject matter of this Agreement, in which case the party adopting or modifying such a policy shall notify the other thereof and the parties shall consider the applicability thereof and endeavor to comply therewith to the extent not impracticable or unreasonably burdensome. Each of the parties agrees to cooperate with the other in connection with the performance of this Agreement and the resolution of any problems, questions or disagreements in connection herewith.

              21.1 Audit. The Trust shall maintain or arrange to be maintained complete and accurate accounting records, in accordance with generally accepted accounting principles. The Trust shall retain or arrange to be retained such records for a period of three years from the termination of this Agreement. The Agent and its designated certified public accountants shall have access to such records based on reasonable cause and professional judgment during normal business hours upon reasonable notice to the Trust.

              21.2 Annual Financial Reports. At least once a year, the Trust shall send to the owners of its shares and to the Agent the Trust's audited financial statements.

              21.3 Shareholder Updates. The Trust shall give the Agent advance written notice of any change in the Trust's place of incorporation, mailing address, management, investment objectives, fees or redemption rights. The Trust shall give such advance notice to the owners of its shares to the extent required by federal securities laws or the rules and regulations of the Securities and Exchange Commission.

              21.4. Annual Certification. At least once a year, the parties shall certify to each other in writing that the certifying party is conducting its business in accordance with the terms and conditions of the Agreement and in the case of the Trust, in accordance with the representations set forth in its then current prospectus.

              22. MISCELLANEOUS. This Agreement shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Massachusetts. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Although this Agreement has been executed by multiple parties, it shall be construed and enforced as a separate agreement between each Trust and the Financial Institution acting as Agent for such Trust. The terms of this Agreement shall become effective with respect to each Trust and the Financial Institution listed on a signature page hereof as of the date set forth thereon.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year set forth below. The undersigned officer of the Trust has executed this Agreement not individually, but as an officer of the Trust pursuant to the Trust's Declaration of Trust, as from time to time amended, and the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Trust individually, but bind only the Trust estate.


                     Dated as of:
                                  ---------------------------


[NAME OF TRUST]                           THE LANDMARK FUNDS BROKER-
[NAME OF SERIES, IF ANY]                  DEALER SERVICES, INC.


By:                                       By:
      -------------------------------           -------------------------------
Name:                                     Name:
      -------------------------------           -------------------------------
Title:                                    Title:
      -------------------------------           -------------------------------

Principal Place of Business:              Principal Place of Business:

         6 St. James Avenue                        6 St. James Avenue

         Boston, Massachusetts  02116              Boston, Massachusetts  02116









SSA/LFBDS